MEDIA CONTACT: Donna B. Weaver, VP Corporate Communications, 212.329.8072, or donna.weaver@kellwood.com.

FINANCIAL CONTACT:

Samuel W. Duggan II, VP Investor Relations and Treasurer, 314.576.8580, or sam.duggan@kellwood.com.

Gregory W. Kleffner, Chief Financial Officer, 314.576.3125, or greg.kleffner@kellwood.com.

KELLWOOD REORGANIZES WOMEN’S SPORTSWEAR BUSINESS

Will Operate Via Three Distinct Divisions

Names Women’s Sportswear Leadership Team

ST. LOUIS, MO., September 6, 2007 – Kellwood Company [NYSE:KWD] today announced that it will reorganize its Women’s Sportswear business, creating three operating divisions from seven presently. The three ongoing divisions are: “Lifestyle Alliance”, “Designer Alliance” and “Modern Alliance”. This will reduce the total number of operating divisions for all of Kellwood’s business segments from 12 to eight.

The Lifestyle Alliance will house the Company’s moderate brands, such as Sag Harbor®, Koret® and Briggs New York®. The Designer Alliance will include most of the Company’s better and above price point brands, such as Calvin Klein women’s better sportswear, ck Calvin Klein women’s bridge sportswear, O Oscar, an Oscar de la Renta Company, David Meister and HOLLYWOULD®. The Modern Alliance will consist of the Company’s juniors businesses including XOXO® and My Michelle® and the Vince® contemporary brand.

Patrick J. Burns, currently corporate vice president and chief strategy and marketing officer, has been named group president of the Lifestyle Alliance. James S. Weinberg, currently chief executive officer of Halmode division, has been named group president of the Designer Alliance. Arthur K. Gordon, currently chief executive officer of Kellwood Western Region division, has been named group president of the Modern Alliance. Burns, Weinberg and Gordon will report to Robert C. Skinner, Jr., chairman, president and chief executive officer of Kellwood Company.

Skinner stated, “This focused and more agile organization will allow us to swiftly adapt and grow our diversified portfolio of women’s brands based on the ever changing needs of both our retail partners and consumers. Today’s announcement is a crucial step forward in executing our corporate strategy to reinvigorate our core business, expand our penetration into higher profile, better and above price point brands, connect more directly with consumers, and utilize our operating infrastructure more efficiently to fund our growth.”

“I have complete confidence in Pat, Jim and Arthur as the heads of our Lifestyle, Designer and Modern Alliances,” Skinner, continued. “These executives are proven winners who are uniquely suited to lead their respective alliances. Under new leadership and through this new organizational structure, we expect our design, merchandising, production and marketing teams to deliver outstanding product offerings, effective marketing and faster retail sell-through. We also expect to reduce expenses, as we take advantage of efficiencies in scale to eliminate redundant costs and improve our supply chain. We remain committed to a transforming strategy that leads to consistent sales and operating margin improvement, and we believe this announcement brings us closer to reaching this goal.”

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Conference Call Information

The Company will conduct a conference call Friday, September 7, 2007 at 7:30 a.m. CT. If you wish to participate, you may do so by dialing 800-936-9754 or 973-935-2048 (toll/international). This call will be webcast to the general public and can be accessed via Kellwood’s website at www.kellwood.com.

Kellwood (NYSE:KWD), a $2 billion marketer of apparel and consumer soft goods, specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These risks include, without limitation: intense competition in the apparel industry on many fronts; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; loss of key personnel; impact of the extent of foreign sourcing and manufacturing; continued value of licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to these products; inability to protect our intellectual property rights; fluctuations in the price, availability and quality of raw materials; reliance on independent manufacturers and availability of suitable acquisition candidates and integrating them into our existing business. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.